UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011 (May 9, 2011)
Triangle Capital Corporation
(Exact name of registrant as specified in charter)

Maryland	001-33130	06-1798488

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina	27612

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 10, 2011, Triangle Capital Corporation (the “Company”) announced that it entered into an agreement effective May 9, 2011 for a three-year senior secured credit facility (the “Facility”) with an initial committed amount of $50 million. The Facility has an accordion feature which allows for an increase in the total loan size up to $90.0 million. The Facility is scheduled to mature on May 8, 2014 and is subject to two one-year extension options bringing the total potential commitment and funding period to five years from closing. Branch Banking and Trust Company acts as the agent for the Facility and BB&T Capital Markets and Fifth Third Bank acted as joint lead arrangers for the Facility.
     Branch Banking and Trust Company and Fifth Third Bank each maintain commitments of $25 million. Advances under the Facility bear interest at LIBOR plus 2.95% with a commitment fee of 0.375% per annum on undrawn amounts.
     The Facility contains customary terms and conditions, including, without limitation, affirmative and negative covenants such as information reporting requirements, minimum consolidated tangible net worth, minimum interest coverage ratio, maintenance of RIC and Business Development Company status, and minimum liquidity. The Facility also contains customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change of control, and materially adverse effect.
     BB&T and the other lenders under the Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.
     The above summary is not complete and is qualified in its entirety to the full text of the Facility and related documents.
     On May 10, 2011, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following Exhibits 10.1, 10.2, 10.3 and 99.1 are being filed herewith to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Credit Agreement dated as of May 9, 2011 among Triangle Capital Corporation, Branch Banking and Trust Company, the financial institutions that are from time to time signatory thereto, and BB&T Capital Markets and Fifth Third Bank.

10.2	General Security Agreement dated as of May 9, 2011.

10.3	Equity Pledge Agreement dated as of May 9, 2011.

99.1	Triangle Capital Corporation Press Release dated May 10, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation
Date: May 11, 2011	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of May 9, 2011 among Triangle Capital Corporation, Branch Banking and Trust Company, the financial institutions that are from time to time signatory thereto, and BB&T Capital Markets and Fifth Third Bank.

10.2	General Security Agreement dated as of May 9, 2011.

10.3	Equity Pledge Agreement dated as of May 9, 2011.

99.1	Triangle Capital Corporation Press Release dated May 10, 2011.

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